                                                                    Exhibit 99.2




                                  CERTIFICATION

            Pursuant to 18. U.S.C. Section 1350, the undersigned officer of Stonepath Group, INc. (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                            By: /s/ Bohn H. Crain
                                -----------------
                                     Bohn H. Crain
                                     Chief Financial Officer and Treasurer


         This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard set forth therein, and not for any other purpose. It is not being filed as part of the Report or as a separate disclosure document.